Exhibit 99.1

         Document Sciences Announces Third Quarter Financial Results

    CARLSBAD, Calif., Nov. 1 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported net income for the quarter ended September 30, 2004, of $205,461 compared with a net loss of $341,180 for the quarter ended September 30, 2003. Net income per share for the quarter ended September 30, 2004, was $0.04, based on 5,044,337 diluted shares outstanding, compared with a net loss per share of $0.09, based on 3,900,727 shares outstanding for the same quarter in 2003. Revenues for the quarter ended September 30, 2004, were $6.0 million, an increase of $1.5 million from the revenues for the quarter ended September 30, 2003.

    For the nine months ended September 30, 2004, the company reported net income of $482,843, or $0.10 per share based on 4,635,532 diluted shares outstanding, compared with a net loss of $2.1 million, or $0.54 per share based on 3,845,297 shares outstanding, for the nine months ended September 30, 2003. Revenues for the nine months ending September 30, 2004, were $16.8 million, compared with revenues of $14.3 million for the nine months ending September 30, 2003.

    Jack McGannon, Document Sciences' President and CEO, stated that "our financial results this year represent a large improvement over those of last year. Additionally, we have consistently improved during the year, with sequential quarterly growth in both revenue and net income." McGannon further stated that "all three of the company's reported revenue components grew over the levels of the third quarter of 2003 as well as over the second quarter of this year. Initial license revenue during the quarter, which benefited from significant sales to two existing customers migrating from our Autograph to xPression product suites, was up by $0.9 million from the same quarter last year. Annual license revenue is up by 11% from the same quarter of last year and on a year-to-date basis. Services revenue grew by $265,000 over the same quarter last year, with much of the growth comprised of revenue from clients obtained through our Objectiva acquisition which closed during July."

    McGannon added "we plan to release xPression 2.0, the next version of our award-winning content processing product suite, in November. This version, which includes a new composition engine as well as enhanced charting and double byte capabilities among other benefits, evidences Document Sciences' consistent commitment to providing leading-edge technology to its customers and prospects." Document Sciences will be demonstrating xPression 2.0 at the IsoTech Connect conference at the New Orleans Marriott on November 14-16.

    This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                September 30,   December 31,
                                                    2004            2003
                                                (Unaudited)
    ASSETS
    Current assets:
        Cash and cash equivalents                $2,835,039      $1,916,595
        Short-term investments                    1,941,087       3,979,864
        Accounts receivable, net                  7,696,335       6,959,940
        Other current assets                        966,781         655,392
           Total current assets                  13,439,242      13,511,791
    Property and equipment, net                     625,254         689,575
    Software development costs, net               3,496,399       2,494,634
    Goodwill, net                                 4,495,192         724,615
    Other assets                                     51,984         202,944
           Total assets                         $22,108,071     $17,623,559

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
        Accounts payable                           $359,283        $205,036
        Accrued compensation                      1,488,644       1,088,772
        Other accrued liabilities                   737,223       1,159,686
        Deferred revenue                         10,763,761      10,356,855
           Total current liabilities             13,348,911      12,810,349

    Obligations under capital leases                 53,548          69,405

    STOCKHOLDERS' EQUITY
        Common stock, $.001 par value                 4,136           3,331
        Treasury stock                             (472,231)       (556,352)
        Additional paid-in capital               12,173,375       8,759,120
        Accumulated comprehensive loss             (108,829)        (88,611)
        Retained deficit                         (2,890,839)     (3,373,683)
           Total stockholders' equity             8,705,612       4,743,805
           Total liabilities and                $22,108,071     $17,623,559
    stockholders' equity

                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                              Three Months Ended       Nine Months Ended
                                September 30,             September 30,
                              2004         2003       2004           2003

    Revenues:
     Initial license fees $1,908,337   $1,010,677  $5,109,358    $3,516,170

     Annual renewal
      license and
      support fees         2,952,828    2,660,336   8,690,972     7,853,812


     Services and other    1,174,813      909,558   2,973,905     2,940,443

       Total revenues      6,035,978    4,580,571  16,774,235    14,310,425

    Cost of revenues:
     Initial license fees    493,645      286,043   1,027,744       786,524

     Annual renewal license
      and support fees       455,835      444,889   1,473,588     1,264,100

     Services and other      941,975      700,474   2,373,340     2,101,459

       Total cost of
        revenues           1,891,455    1,431,406   4,874,672     4,152,083

    Gross margin           4,144,523    3,149,165  11,899,563    10,158,342

    Operating expenses:
     Research and
      development            957,725      873,259   2,789,432     3,549,245

     Selling and
      marketing            2,229,625    1,837,325   6,212,809     6,612,282

     General and
      administrative         765,289      688,127   2,450,393     2,070,853

       Total operating
        expenses           3,952,639    3,398,711  11,452,634    12,232,380

    Income (loss) from
     operations              191,884     (249,546)    446,929   (2,074,038)
       Interest and other
        income (loss), net    13,577      (80,627)     55,037        28,140

    Income (loss) before
     income taxes            205,461     (330,173)    501,966    (2,045,898)

       Provision for income
        taxes                     --       11,007      19,123        37,451

    Net income (loss)       $205,461    $(341,180)   $482,843   $(2,083,349)

    Net income (loss) per
     share-basic               $0.05       $(0.09)      $0.14        $(0.54)
    Weighted average
     shares used in
     basic calculation     3,952,686    3,900,727   3,486,379     3,883,538
    Net income (loss) per
     share-diluted             $0.04       $(0.09)      $0.10        $(0.54)
    Weighted average
     shares used in
     diluted calculation   5,044,337    3,900,727   4,635,532     3,883,538

SOURCE  Document Sciences Corporation
    -0-                             11/01/2004
    /CONTACT: Editorial, Jack McGannon, +1-760-602-1597, jmcgannon@docscience.com, or Investors, Scott Samuels, +1-760-602-1528, ssamuels@docscience.com, both of Document Sciences Corporation/
    (DOCX)

CO:  Document Sciences Corporation
ST:  California
IN:  CPR
SU:  ERN